EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 0-26483 of VaxGen, Inc. on Form S-8 of our report dated May 16, 2006 appearing in the Annual Report on Form 11-K of the VaxGen, Inc. 401(k) Retirement Plan for the year ended December 31, 2005.

/s/ Mah & Associates, LLP

San Francisco, California
May 16, 2006

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